UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2011
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Mr. Joseph Bedewi as Chief Financial Officer
Mr. Joseph Bedewi, Solar Power, Inc.’s (the “Company”) Chief Financial Officer since July 9, 2010, has resigned effective March 18, 2011, to accept a position with Lattice Semiconductor, an industry in which he previously worked. No severance or any other remuneration is owed by the Company to Mr. Bedewi on account of his resignation.
(c) Appointment of Mr. Jeffrey Winzeler as Chief Financial Officer
Mr. Jeffrey G. Winzeler, age 51, the Company’s current Executive Vice President Project Finance, has been appointed as the Company’s Chief Financial Officer, effective as of March 18, 2011. Mr. Winzeler serves at-will with an annual compensation of $200,000, and other standard benefits afforded to all employees under various health plans            and does not have an employment agreement with the Company. Jeffrey G. Winzeler was most recently employed by Premier Power, Inc. as its Executive Vice President Operations, from August 2, 2010 until March 11, 2011 when he returned to Solar Power, Inc. as our Executive Vice President Project Finance. Mr. Winzeler previously served as our Chief Financial Officer from December 31, 2007 until July 9, 2010. Prior to that he served as the President of our wholly owned subsidiary, Yes! Solar, Inc., from June 2007 through December, 2007, when he became our CFO. He joined Solar Power, Inc. in January 2007 to form our franchise subsidiary and operations. Previously Mr. Winzeler served as International DisplayWorks, Inc.’s Chief Operating Officer and Chief Financial Officer from January 2005 until January 2007. For 17 years prior to International DisplayWorks, Inc., he served as Group Controller for Intel Corporation in Folsom, California, where he was responsible for all fiscal aspects of the $2 billion Flash memory division, the Controller for the Penang, Malaysia-based Worldwide Assembly division, where he served as manufacturing controller, as controller at Intel’s largest eight-inch wafer manufacturing facility and as operations controller for facilities in Jerusalem and Haifa, Israel. Mr. Winzeler is a graduate of the University of Idaho where he majored in Finance. Mr. Winzeler is not a director of the Company, and does not serve on the Board of Directors of any other company.
There have been no related party transactions between Mr. Winzeler and the Company. Mr. Winzeler has no family relationships with any director or executive officer of the Company, or with any persons nominated or chosen by the Company to become directors or executive officers.

9.01	Financial Statements and Exhibits.
(a)	Exhibits
None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: March 21, 2011	/s/ Alan M. Lefko
Alan M. Lefko
Vice President of Finance and Secretary

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